                                                                    Exhibit FS-2

PACIFIC GAS AND ELECTRIC COMPANY, A DEBTOR-IN-POSSESSION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in millions)

                                                         Twelve Mos
                                                            Ended
                                                         Sep 30, 2001
                                                         ------------
Operating Revenues
Electric                                                  $     6,718
Gas                                                             3,690
                                                         ------------
Total operating revenues                                       10,408
                                                         ------------
Operating Expenses
Cost of  electric energy                                        5,586
Deferred electric procurement costs                            (3,676)
Cost of gas                                                     2,390
Operating and maintenance                                       2,634
Depreciation, amortization and decommissioning                  2,014
Provision for loss on generation-related regulatory
   assets and undercollected purchased power costs              6,939
Reorganization professional fees and expenses                      33
                                                         ------------
Total operating expenses                                       15,920
                                                         ------------
Operating Loss                                                 (5,512)
Reorganization interest income                                     64
Interest income                                                   168
Interest expense (contractual interest of $694 million
   for the twelve-months ended September 30, 2001)               (887)
Other income (expense), net                                       (13)
                                                         ------------
Loss Before Income Taxes                                       (6,180)
Income tax benefit                                             (2,476)
                                                         ------------
Net Loss                                                       (3,704)
Preferred dividend requirement                                     26
                                                         ------------
Loss Allocated to Common Stock                            $    (3,730)
                                                         ============

PACIFIC GAS AND ELECTRIC COMPANY, A DEBTOR-IN-POSSESSION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

                                                          Balance at
                                                         Sep 30, 2001
                                                         ------------
ASSETS
Current Assets
Cash and cash equivalents                                  $     151
Short-term investments                                         4,336
Accounts receivable:
   Customers (net of allowance for doubtful accounts of
      $51 million)                                             1,676
   Related parties                                                17
   Regulatory balancing accounts                                  88
Inventories:
   Gas stored underground and fuel oil                           292
   Materials and supplies                                        130
Income taxes receivable                                            -
Prepaid expenses and other                                        85
                                                          ----------
Total current assets                                           6,775
                                                          -----------
Property, Plant, and Equipment
Electric                                                      16,998
Gas                                                            7,619
Construction work in progress                                    247
                                                          ----------
Total property, plant, and equipment (at original costs)      24,864
Accumulated depreciation and decommissioning                 (11,656)
                                                          ----------
Net property, plant, and equipment                            13,208
                                                          ----------
Other Noncurrent Assets
Regulatory assets                                              1,901
Nuclear decommissioning funds                                  1,324
Other                                                          1,582
                                                          ----------
Total noncurrent assets                                        4,807
                                                          ----------
TOTAL ASSETS                                               $  24,790
                                                          ==========

PACIFIC GAS AND ELECTRIC COMPANY, A DEBTOR-IN-POSSESSION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share amounts)

                                                                  Balance at
                                                                 Sep 30, 2001
                                                                 ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities Not Subject to Compromise
Current Liabilities
Short-term borrowings                                             $        -
Long-term debt, classified as current                                      -
Current portion of rate reduction bonds                                  290
Accounts payable:
   Trade creditors                                                       194
   Related parties                                                        31
   Regulatory balancing accounts                                         293
   Other                                                                 276
Income tax payable                                                       359
Deferred income taxes                                                     89
Other                                                                    615
                                                                 ------------
Total current liabilities                                              2,147
                                                                 ------------
Noncurrent Liabilities
Long-term debt                                                         3,431
Rate reduction bonds                                                   1,527
Deferred income taxes                                                  1,168
Deferred tax credits                                                     163
Other                                                                  2,884
                                                                 ------------
Total noncurrent liabilities                                           9,173
                                                                 ------------
Liabilities Subject to Compromise
Financing debt                                                         5,828
Trade creditors                                                        5,664
                                                                 ------------
Total liabilities subject to compromise                               11,492
                                                                 ------------
Preferred Stock With Mandatory Redemption Provisions
   6.30% and 6.57%, outstanding 5,500,000 shares, due 2002-2009          137
Stockholders' Equity
Preferred stock without mandatory redemption provisions
   Nonredeemable, 5% to 6%, outstanding 5,784,825 shares                 145
   Redeemable, 4.36% to 7.04%, outstanding 5,973,456 shares              149
Common stock, $5 par value, authorized 800,000,000 shares,
   issued 321,314,760 shares                                           1,606
Common stock held by subsidiary, at cost, 19,481,213 shares             (475)
Additional paid in capital                                             1,964
Accumulated deficit                                                   (1,546)
Accumulated other comprehensive loss                                      (2)
                                                                 ------------
Total stockholders' equity                                             1,841
                                                                 ------------
Commitments and Contingencies                                              -
                                                                 ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $    24,790
                                                                 ============